                                                                      Exhibit 11


                     THE TORO COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                        Three Months Ended
                                                                  -----------------------------
                                                                    October 31,     October 28,
                                                                       1995            1994
                                                                  --------------  -------------
Net earnings . . . . . . . . . . . . . . . . . . . . . . . . .    $        3,997  $       8,302
                                                                  --------------  -------------
                                                                  --------------  -------------


Primary:
    Shares of common stock and common
    stock equivalents:
         Weighted average number of common shares
             outstanding . . . . . . . . . . . . . . . . . .          12,117,815     12,585,681
         Dilutive effect of outstanding
             stock options (1) . . . . . . . . . . . . . . .             424,225        453,494
                                                                  --------------  -------------
                                                                      12,542,040     13,039,175
                                                                  --------------  -------------
    Net earnings per share of common stock
         and common stock equivalent . . . . . . . . . . . .      $         0.32  $        0.64
                                                                  --------------  -------------
                                                                  --------------  -------------

Fully Diluted:
    Shares of common stock and common
    stock equivalents:
         Weighted average number of common shares
             outstanding . . . . . . . . . . . . . . . . . .          12,117,815     12,585,681
         Dilutive effect of outstanding
             stock options (2) . . . . . . . . . . . . . . .             424,225        556,272
                                                                   -------------  -------------
                                                                      12,542,040     13,141,953
                                                                   -------------  -------------

    Net earnings per share of common stock
         and common stock equivalent . . . . . . . . . . . .       $        0.32  $        0.63
                                                                   -------------  -------------
                                                                   -------------  -------------


 1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

 2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the company's stock during each period.



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